UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 29, 2025

EXACT SCIENCES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35092	02-0478229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5505 Endeavor Lane
Madison, WI  53719
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:  (608) 284-5700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EXAS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2025, the Board of Directors (the “Board”) of Exact Sciences Corporation (the “Company”) appointed Leslie Trigg as a Class II member of the Board with a term ending at the Company’s 2026 annual meeting of shareholders.
Ms. Trigg, age 54, brings over 25 years of experience in leadership within the healthcare and medical device industries. Since 2014, Ms. Trigg has served as Chief Executive Officer and Chair of the Board of Directors at Outset Medical, Inc. (Nasdaq: OM), where she has become skilled at cultivating relationships with shareholders and investors to advance company goals. Prior to Outset Medical, Ms. Trigg served as Executive in Residence at Warburg Pincus LLC, a global private equity firm. Prior to Warburg Pincus, Ms. Trigg gained experience in leadership roles at a number of medical device companies, including Lutonix, Inc., AccessClosure, Inc., FoxHollow Technologies, Inc., Cytyc Corporation, and Pro-Duct Health, Inc. Ms. Trigg currently serves as Chair of the Board of Directors at the Medical Device Manufacturers Association, and has previously served on two other public company boards. Ms. Trigg holds a B.S. in communications from Northwestern University and an M.B.A. from the Haas School of Business at the University of California, Berkeley.
Ms. Trigg was appointed to fill the vacancy created by the resignation of Kathleen Sebelius (formerly a Class II director) from the Board on April 29, 2025 for her retirement. Ms. Sebelius’ decision to resign was not the result of any disagreement with the Company on matters relating to the Company’s operations, policies or practices. The Company extends its deepest gratitude to Ms. Sebelius for her distinguished service to the Board and lasting contributions to the Company.
Ms. Trigg will receive compensation for her service as a director in accordance with the Company’s Non-Employee Director Compensation Policy (the “Director Compensation Policy”), which was filed as Exhibit 10.30 to the Company’s Annual Report on Form 10-K filed on February 19, 2025 and which is incorporated herein by reference. Pursuant to the Director Compensation Policy, in connection with her initial appointment to the Board, Ms. Trigg received a stock award valued at $375,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACT SCIENCES CORPORATION

Date: April 29, 2025	By:	/s/ James Herriott
James Herriott
Senior Vice President, General Counsel and Secretary
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